                                                                     EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made as of May 3, 1999, by and between The viaLink Company, an Oklahoma corporation (the "Company"), and Ernst & Young U.S. LLP, a Delaware registered limited liability partnership ("E&Y"). Certain capitalized terms used herein are defined in
Article I.
-----------

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Company and Ernst & Young LLP, an affiliate of E&Y, are parties to that certain Master Services Agreement of even date herewith (as defined herein) whereby the Company may issue Shares (as defined herein) to Ernst & Young LLP or an Affiliate of Ernst & Young LLP in exchange for services rendered upon the terms and conditions set forth therein (as defined herein); and

     WHEREAS, concurrently with the execution of this Agreement the parties are entering in to an Alliance Agreement, whereby the Company has agreed to issue a Warrant to E&Y upon the terms and conditions set forth therein; and

     WHEREAS, the Company and E&Y wish to record their understanding regarding certain matters relating to the registration and resale of the Shares and certain other issues set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties agree as follows:



                                   ARTICLE I
                              CERTAIN DEFINITIONS

     1.1  Certain Definitions. In addition to the terms defined in the preamble,
          -------------------
the following termsshall have the following meanings for the purposes of this
Agreement:

     "Affiliate" of E&Y or Ernst & Young LLP means any corporation, partnership or other business organization that is (i) a direct or indirect majority owned or controlled subsidiary of E&Y or Ernst & Young LLP, respectively, or (ii) a member firm of Ernst & Young International Ltd., or (iii) a direct or indirect majority owned or controlled subsidiary of any EYI member firm.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the shares of common stock of the Company, $0.001 par value per share, including the Services Shares and the Investment Shares.

     "Demand Registration" has the meaning set forth Section 2.1(a).
                                                     --------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Long-Form Registration" has the meaning set forth in Section 2.1(a).
                                                           --------------

     "Master Services Agreement" means that certain Master Services Agreement of even date herewith between the Company and E&Y.

     "Other Common Stock" has the meaning set forth in Section 2.2(b).
                                                       --------------

     "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity.

     "Piggyback Registration" has the meaning set forth in Section 2.2(a).
                                                           --------------

     "Primary Shares" has the meaning set forth in Section 2.2(b).
                                                   --------------

     "Pro Rata Fraction" has the meaning set forth in Section 2.2(a).
                                                      --------------

     "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     "Registrable Securities" means (i) the Shares held by E&Y or any assignee hereunder, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares; provided that Shares shall cease to be Registrable Securities on such date as (1) such Shares may be sold in a 90-day period under Rule 144 under the Securities Act, (2) a registration statement covering such Shares has been declared effective and they have been disposed of pursuant to such effective registration statement, (2) they are transferred on the open market pursuant to any available exemption under the Securities Act,
(3) they have been otherwise transferred and the Company has delivered new certificates or other evidences of ownership for them not subject to any stop transfer order or other restriction on transfer and not bearing any legend restricting transfer in the absence of an effective registration or an exemption from the registration requirements of the Securities Act, or (4) they have been sold, assigned, pledged, hypothecated or otherwise disposed of by E&Y in a transaction in which E&Y's rights under this Agreement are not assigned or assignable.

     "Registration Expenses" has the meaning set forth in Section 5.3(a).
                                                          --------------

     "Registration Notice" has the meaning set forth in Section 2.2(a).
                                                        --------------

     "Resale Rules" has the meaning set forth in Section 6.3.
                                                 -----------

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Shareholders" means the shareholders of the Company.

     "Shares" means those shares of Common Stock acquired by E&Y from time to time pursuant to the Master Services Agreement or the Warrant.

     "Short-Form Registration" has the meaning set forth in Section 2.1(a).
                                                            --------------

     "Violation" has the meaning set forth in Section 5.6(a).
                                              --------------

     "Warrant" means that certain Warrant dated as of even date herewith entitling E&Y to purchase up to 250,000 shares of Common Stock at a price of $8.00 per share (subject to adjustment).

     1.2  Other Terms.  Other capitalized terms that are not defined in this
          -----------
Agreement are used herein as defined in the Alliance Agreement.


                                  ARTICLE II
                              REGISTRATION RIGHTS

     2.1  Demand Registrations.
          --------------------

          (a)  Right to Demand Registration.  E&Y may, at any time not
               ----------------------------
prohibited under Section 2(c) of the Warrant or hereunder, request registration under the Securities Act of the sale of any of its Registrable Securities pursuant to a registration statement on Form S-1, Form SB-2 or any similar or successor "long-form" registration statement available to the Company (each such registration being a "Long-Form Registration") or, if available, on Form S-2, Form S-3, or on any similar or successor short-form registration statement ("Short-Form Registration"); provided that the total number of Shares to be
                             --------
registered pursuant to any such registration is not less than 62,500. E&Y shall be entitled to request two (2) Long-Form Registrations and three (3) Short-Form Registrations; provided however that the registration of the 62,500 Shares referred to in Section 1(a) of the Warrant shall not be deemed to have been registered pursuant to a Demand Registration (defined below) hereunder. All registrations requested pursuant to this Section 2.1(a) are referred to as
                                         --------------
"Demand Registrations". A Demand Registration will be pursuant to a Short-Form Registration whenever the Company is permitted to use any applicable short form.

     (b)  Cutback.  If a Demand Registration is an underwritten public
          -------
offering and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can successfully be sold in such offering, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable

Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be successfully sold.

     (c)  Timing.  The Company shall not be obligated to enter any Demand
          ------
Registration within 90 days of a previous Demand Registration or within 90 days of a previous registration in which E&Y was given piggyback rights pursuant to
Section 2.2 below. The Company may postpone for up to 90 days the filing or effectiveness of a registration statement for a Demand Registration if the Company reasonably believes such Demand Registration would be detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, or to permit the Company to avoid a special audit.

     (d)  Bankers.  The Company shall have the right to select the investment
          -------
banker(s) and manager(s), if any, to administer the offering.

     2.2  Piggyback Registrations.
          -----------------------

          (a)  Right to Piggyback.  If, at any time during which Registrable
               ------------------
Securities remain outstanding, but without obligation to do so, the Company proposes to register any of its Common Stock under the Securities Act in an underwritten public offering (other than pursuant to a registration on Form S-8 or Form S-4, or any similar forms then in effect) (each such registration being a "Piggyback Registration"), the Company will give prompt written notice (the "Registration Notice") to E&Y of its intention to effect such a registration and will, subject to Sections 2.2(b) and 2.2(c) below, include in such registration
                 ---------------     ------
all Registrable Securities of E&Y with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice, not to exceed a maximum number of shares for E&Y equal to the product obtained when E&Y's pre-registration holdings of Registrable Securities are multiplied by a fraction, the numerator of which is the total number of shares proposed to be sold in the Piggyback Registration by all other selling shareholders and the denominator of which is the total pre-transaction shareholdings of all other selling shareholders ("Pro Rata Fraction"). Registrations effected pursuant to this Section 2.2 shall not be counted as
                                        -----------
demands for registration or registrations effected pursuant to the other sections of this Article II.
                 ----------

     (b)  Priority on Primary Registrations.  If a Piggyback Registration
          ---------------------------------
includes shares to be sold on behalf of the Company ("Primary Shares"), and the managing underwriter or underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering, the Company will include in such registration, (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration by E&Y and all other Common Stock requested to be included in such registration (the "Other Common Stock"), to be included pro rata on the basis of the number of shares of such securities for which the Company has been given written requests for inclusion therein by each such holder thereof.

     (c)  Priority on Secondary Registrations.  If a Piggyback Registration is
          -----------------------------------
an underwritten secondary registration on behalf of holders of the Company's securities (not including Primary Shares), and the managing underwriters advise the Company in writing that in their opinion (the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, if any, and
(ii) second, the Registrable Securities requested to be included in such registration by E&Y and all Other Common Stock requested to be included in such registration, to be included pro rata on the basis of the number of shares of such securities for which the Company has been given written requests for inclusion therein by each such holder thereof.

     2.3  Form S-3 Registration.  If the Company shall receive from E&Y a
          ---------------------
written request that the Company effect a registration on Form S-3 (or any equivalent successor form) and any related qualification or compliance with respect to all or a part of the Shares, the Company shall: (a) promptly give E&Y written notice of the proposed registration, and any related qualification or compliance; and (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of E&Y's Shares as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Article VI if Form S-3 is not available for such offering of the Company's securities by E&Y. Subject to the foregoing, the Company shall file a registration statement covering the Shares and other securities so requested to be registered within twenty (20) days after receipt of the request of E&Y. Registrations effected pursuant to this Section 2.6 shall not be counted as demands for registration or registrations effected pursuant to any other section of this Article II.



                                  ARTICLE III
              OTHER PROVISIONS APPLICABLE TO REGISTRATION RIGHTS

     3.1  Registration Procedures.  If and whenever the Company is required by
          -----------------------
any of the provisions of Article II to use its best efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

              (i) prepare and file with the Commission a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become effective and remain effective for as long as shall be necessary to complete the distribution of the Registrable Securities so registered;

              (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever E&Y shall desire to sell or otherwise dispose of the same;

              (iii) furnish to E&Y such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as E&Y may reasonably request in order to facilitate the public sale or other disposition of the securities covered by such registration statement;

              (iv) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as E&Y shall request, and do any and all other acts and things reasonably requested by E&Y to assist it to consummate the public sale or other disposition in such jurisdictions of the securities owned by E&Y, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

              (v) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act;

              (vi) use commercially reasonable efforts to list such securities on any securities exchange on which any shares of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange;

              (vii) enter into and perform its obligations under an underwriting agreement (including indemnification provisions), in usual and customary form, with the managing underwriter or underwriters of such underwritten offering, including, without limitation, to obtain an opinion of counsel to the Company and a "comfort letter" from the independent public accountants to the Company in the usual and customary form for such underwritten offering;

              (viii) notify E&Y, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

              (ix) upon the request of E&Y, take any and all other actions which may be reasonably necessary to complete the registration and thereafter to complete the distribution of the Registrable Securities so registered.

     3.2  E&Y Procedures.  In connection with any Registration Statement, the
          --------------
Company may require E&Y to furnish to the Company such information regarding E&Y and its proposed distribution of Registrable Securities, to the extent necessary to comply with the Securities Act, as the Company may from time to time reasonably request in writing. As a condition precedent to the Company's obligations hereunder, E&Y agrees to cooperate with the Company in all reasonable respects in connection with the preparation and filing of each Registration Statement and any amendment thereof, any Prospectus relating thereto and any Prospectus supplement relating thereto with respect to the offer and sale of Registrable Securities of E&Y.

     3.3  Registration Expenses.
          ---------------------

          (a)  Company Expenses.  All expenses incident to the Company's
               ----------------
performance of or compliance with its registration obligations under this Agreement, including all SEC and NASD registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, and other Persons retained by the Company, including all consultants, advisors, and experts fees and expenses of the Company of the type ordinarily incurred in connection with the registration of securities (all such expenses being herein called "Registration Expenses"), will be borne by the Company; provided that Registration Expenses shall not include underwriting discounts and commissions.

     (b)  E&Y Expenses.  To the extent Registration Expenses are not required to
          ------------
be paid by the Company pursuant to Section 5.3(a), E&Y will, vis a vis the other
                                   --------------
selling shareholders, pay its respective Pro Rata Fraction of those Registration Expenses directly allocable to the registration of E&Y's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     3.4  Market Stand-Off Agreement.  If and to the extent required by the
          --------------------------
managing underwriter of any offering, E&Y agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the earlier of (a) the 180 day period beginning on the effective date of any Demand Registration or Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), and (b) the time period for which all executive officers and directors of the Company agree to be bound pursuant to similar agreements, unless the underwriters managing the registered public offering otherwise agree.

     3.5  Participation in Underwritten Registrations.  E&Y may not participate
          -------------------------------------------
in any registration hereunder which is underwritten unless it (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company and other Person or

Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, share custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     3.6  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under this Article V:

          (a)   By the Company.  To the extent permitted by law, the Company
                --------------
agrees to indemnify and hold harmless E&Y, any underwriter (as defined in the Securities Act) for E&Y and each person, if any, who controls E&Y or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the Exchange Act or any state securities law; and the Company will pay to E&Y or each such underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
        --------  -------
Section 5.6(a) shall not apply to amounts paid in settlement of any such loss,
--------------
claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by E&Y or any such underwriter or controlling person.

     (b)  By E&Y.  To the extent permitted by law, E&Y agrees to indemnify and
          ------
hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any controlling person of any such underwriter against any losses, claims, damages, or liabilities joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by E&Y expressly for use in connection with such registration; and E&Y will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.6(b), in connection with investigating or defending
                 --------------
any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.6
                                      -----------

(b) shall not apply to amounts paid in settlement of any such loss, claim,
---
damage, liability or action if such settlement is effected without the consent of E&Y, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 5.6(b) exceed the gross proceeds
                                     --------------
from the offering received by E&Y. For the purposes of this Section 5.6(b), the
                                                            --------------
indemnity obligations pursuant to this Section 5.6(b) shall be limited solely to
                                       --------------
Ernst & Young U.S. L.L.P., and there shall be no recourse against its partners or their assets.

     (c)  Procedures.  Promptly after receipt by an indemnified party under this
          ----------
Section 5.6 of notice of the commencement of any action (including any
-----------
governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.6, deliver to
                                                        -----------
the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
                                                                        -------
5.6, but the omission so to deliver written notice to the indemnifying party
---
will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.6.
                          -----------

     (d)  Contributions.  If the indemnification provided for in this Section
          -------------                                               -------
5.6 is held by a court of competent jurisdiction to be unavailable to an
---
indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e)  Survival.  The obligations of the Company and E&Y under this Section
          --------                                                     -------
5.6 shall survive the completion of any offering of Registrable Securities in a
---
registration statement under this Article V, and otherwise.
                                  ---------

     3.7  Assignment of Registration Rights.  The rights to cause the Company to
          ---------------------------------
register Registrable Securities pursuant to this Article V may be assigned by E&Y, provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership.

     3.8  Limitations on Subsequent Registration Rights.  From and after the
          ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of E&Y, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration statement filed by the Company unless such registration rights are subordinate to the registration rights granted to E&Y pursuant to this Agreement.

     3.9  E&Y's Status and Responsibilities.  E&Y acknowledges the limitations
          ---------------------------------
that may be imposed upon E&Y under Section 10 of the Exchange Act and the rules and regulations thereunder in connection with E&Y's sale or transfer of Shares and agrees to sell or transfer any such Shares only subject to any such applicable limitations.

     3.10 Rule 144.  In order to permit E&Y to sell the Shares it holds, if it
          --------
so desires, from time to time pursuant to Rule 144 promulgated by the Commission or any successor to such rule or any other rule or regulation of the Commission that may at any time permit E&Y to sell its Shares to the public without registration ("Resale Rules"), the Company will:

              (i) comply with all rules and regulations of the Commission applicable in connection with use of the Resale Rules;

              (ii) make and keep adequate and current public information available, as those terms are understood and defined in the Resale Rules, at all times;

              (iii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

              (iv) furnish annually to E&Y material containing the information required by Rule 14a-3(b) under the Exchange Act and Items 401, 402 and 403 of Regulation S-K of the Commission;

              (v) furnish to E&Y so long as it owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Resale Rules, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing E&Y of any rule or regulation of the Commission which permits the selling of any such Shares without registration; and

              (vi) take any action (including cooperating with E&Y to cause the transfer agent to remove any restrictive legend on certificates evidencing the Shares) as shall be requested by E&Y or which shall otherwise facilitate the sale of Shares from time to time by E&Y pursuant to the Resale Rules.

     3.11 Rule 144A Information.  Until such time as the Company is subject to
          ---------------------
Section 13 or 15(d) of the Exchange Act, the Company will make available, upon request, to E&Y and prospective purchaser or transferee of Shares designated by E&Y, the information required to allow the resale or other transfer of Shares pursuant to Rule 144A promulgated by the Commission under the Securities Act to enable resales and other transfers of the Shares to be made pursuant to such Rule 144A.



                                  ARTICLE IV
                                 MISCELLANEOUS

     4.1  Non-Assignment.  Neither party may assign, transfer or delegate this
          --------------
Agreement, or any of its rights or obligations under this Agreement to any third party, other than a party controlling, controlled by or under control with the assigning party, without the prior written consent of the other party, which consent may not be unreasonably withheld. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the parties of this Agreement, as well as their respective permitted successors and assigns.

     4.2  Mediation/Arbitration.  Any controversy or claim arising out of or
          ---------------------
relating to this Agreement (including any such matter involving any parent, subsidiary, affiliate, successor in interest, or agent of viaLink or of E&Y) shall be submitted first to voluntary mediation, and if mediation is not successful, then to binding arbitration, in accordance with the dispute resolution procedures set forth in Attachment One to the Alliance Agreement. Judgment on any arbitration award may be entered in any court having proper jurisdiction.

     4.3  Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of New York, without reference to its choice of law rules.

     4.4  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.5  Headings and References.  The headings and captions used in this
          -----------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to Sections or Exhibits shall, unless otherwise provided, refer to Sections hereof or Exhibits attached hereto, all of which Exhibits are incorporated herein by this reference.

     4.6  Notices.  All notices, reports, requests, acceptances and other
          -------
communications required or permitted under this Agreement will be in writing and shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service, sent via facsimile or mailed, postage or charges prepaid, by certified or registered mail, return receipt requested to a party at its address as set forth below or to such other address that the receiving party may have provided for purposes of receiving notices as provided in this Section. Notices will be deemed given when actually received, except that if not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. mails

     To E&Y:            Ernst & Young U.S. LLP
                        104 Decker Court
                        Irving, Texas 75062
                        Attn. Richard Doyle
                        Fax:  (214) 665-5555

     With a copy to:    Ernst & Young U.S. LLP
                        787 Seventh Avenue
                        New York, New York 10019
                        Attn. Douglas M. Galin, Deputy General Counsel
                        Fax:  (212) 773-6299

     With a copy to:    Mayer, Brown & Platt
                        190 South La Salle Street
                        Chicago, Illinois 60603
                        Attn. Edward S. Best
                        Fax:  (312) 701-7711

     To viaLink:        The viaLink Company
                        13800 Benson Road
                        Edmond, Oklahoma  73013
                        Attn.  Lewis Kilbourne
                        Fax:  (405) 936-2599

     With a copy to:    Brobeck Phleger & Harrison LLP
                        301 Congress Avenue
                        Austin, Texas 78701
                        Attn. J. Matthew Lyons
                        Fax:  (512) 477-5813

     4.7  Amendments and Waivers.  Any term of this Agreement may be amended and
          ----------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and E&Y. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. No waiver or failure to exercise any option, right or privilege under the terms of this Agreement by either of the parties hereto on any occasion or occasions shall be construed to be a waiver of the same on any other occasion or of any other option, right or privilege.

     4.8  Severability.  If any provision of this Agreement, or the application
          ------------
thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such invalid and unenforceable provisions.

     4.9  Entire Agreement.  This Agreement, all Exhibits hereto and any
          ----------------
agreements referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all agreements and understandings between the Company and E&Y with respect to the subject matter hereof made prior to the date hereof. There are no representations, warranties, understandings or agreements relating to the subject matter hereof which are not fully expressed in this Agreement. No amendment, modification, waiver or discharge of this Agreement shall be valid unless in writing and signed by an authorized representative of the party against whom such amendment, modification, waiver or discharge is sought to be enforced.


                           [Signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


                                    THE VIALINK COMPANY


                                    By:   _________________________
                                    Name: _________________________
                                    Title:_________________________


                                    ERNST & YOUNG U.S. LLP


                                    By:   _________________________
                                    Name: _________________________
                                    Title:_________________________